PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


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                                 ebank.com, Inc.
                -----------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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



                                 EBANK.COM, INC.
                              2410 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

         We cordially invite you to attend the 2000 Annual Meeting of Shareholders of ebank.com, Inc., the holding company for ebank. At the meeting, we will report on our performance in 1999 and answer your questions. We look forward to discussing our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on October 16, 2000 at 4 p.m. at our offices at 2410 Paces Ferry Road Atlanta, Georgia, for the following purposes:

1.       To elect three members to the Board of Directors; and

2. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on September 5, 2000 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

                                            By Order of the Board of Directors,

                                            /s/ Gary M. Bremer

                                            Gary M. Bremer
                                            Chairman

Atlanta, Georgia
September 22, 2000

                                 EBANK.COM, INC.
                              2410 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON OCTOBER 16, 2000

         Our Board of Directors is soliciting proxies for the 2000 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The Board set September 5, 2000 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,469,250 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

         When you sign the proxy card, you appoint James L. Box and Stephen R. Gross as your representatives at the meeting. Mr. Box and Mr. Gross will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Box and Mr. Gross will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election of Directors." We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Box and Mr. Gross will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about September 22, 2000.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class II directors will expire at the meeting. The terms of the Class III directors expire at the 2001 Annual Shareholders Meeting. The terms of the Class I directors will expire at the 2002 Annual Shareholders Meeting. Our directors and their classes are:

            Class I                 Class II                    Class III

       Terry L. Ferrero          Gary M. Bremer             Stephen R. Gross
        G. Webb Howell          Richard C. Carter
                              Louis J. Douglass, III

         Shareholders will elect three nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2003 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         The Board of Directors recommends that you elect Gary M. Bremer, Richard C. Carter, and Louis J. Douglas, III as Class II directors.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Box and Mr. Gross will vote your proxy to elect Mr. Bremer, Mr. Carter, and Mr. Douglass. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Box and Mr. Gross will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         GARY M. BREMER, age 61, has been one of our directors since our formation in August 1997. In July 2000, he was appointed Chairman of the Board. From October 1996 until he retired in July 1998, Mr. Bremer was the chairman of Simione Central Holdings, Inc., a publicly traded information systems and management services company in the home health industry. He also served as Simione Central's chief executive officer from October 1996 to April 1997. From 1978 until October 1996, Mr. Bremer served as president and chief executive officer of Central Health Holding Company, Inc. and its subsidiary, Central Health Services, Inc. He is the co-founder and a director for the Foundation for Medically Fragile Children, member of the Board of Directors for the Medal of Honor Foundation, a foundation organized by and under the Congressional Medal of Honor Society of America. Until December 1998, Mr. Bremer was a director of Fayette County Bank. Mr. Bremer was also an organizer and is a director of ebank.

         RICHARD C. CARTER, age 51, has been one of our directors since our formation in August 1997. Since October 1998, Mr. Carter has served as a health care development manager with State Farm Life Insurance. From 1996 until he joined State Farm, Mr. Carter was a vice president of marketing with Life of the South Insurance Company. He has over 20 years experience in marketing and management of health and financial services insurance products. Mr. Carter was also an organizer and is a director of ebank.

         LOUIS J. DOUGLASS, III, age 56, has been the president and chief executive officer of ebank since it opened in August 1998. From 1993, until he joined ebank.com, Inc., he served as a director and an executive vice president of Regions Bank, Forsyth County, Georgia (formerly Peoples Bank of Forsyth, an affiliate of First National Bancorp, Gainesville, Georgia). He was responsible for branch managers, commercial lenders, the construction-lending department, loan operations, and day-to-day activities of managing the bank. Prior to his community bank experience, Mr. Douglass worked for Citizens and Southern National Bank for over 20 years. While at C&S, he was responsible for both the commercial and retail sides of the bank in several districts, which ranged in size from 16 to 24 branches. Mr. Douglass was also an organizer and is a director of ebank.

         Set forth below is also information about each of the company's other directors and each of its executive officers. Each of the following directors has been a director of the company since the company's formation in 1997. Each director is also an organizer and a director of ebank.

         JAMES L. BOX, age 53, has served as our chief executive officer and chief operating officer and as chief financial officer of ebank since July 21, 2000. Mr. Box has over 30 years experience in the financial services industry. He has held several senior level banking positions at Georgia Federal Bank, First Union National Bank and First Georgia Bank, where his career was centered in finance and operations. Most recently, Mr. Box served as president and chief executive officer of Ashford Investment Group, a financial services consulting firm he founded in 1997. From 1993 to 1997, Mr. Box was senior vice president and director of corporate development at First Image Management Company, a subsidiary of First Data Corporation. Mr. Box holds degrees from Jacksonville State University and the University of Alabama - Birmingham. He is also a graduate of the Stonier Graduate School of Banking at Rutgers University. Mr. Box attended the Executive Program at the University of North Carolina where he specialized in strategic planning.

         TERRY L. FERRERO, age 49, has been one of our directors since our formation in August 1997. Since 1991, Mr. Ferrero has served as president and chief executive officer of American Wholesale Building Supply Company, a wholesale distributor of building supplies in Georgia, Alabama, Florida, South Carolina, and Tennessee. From 1976 until he founded American Wholesale in 1991, Mr. Ferrero was a sales executive with the Building Products Division of United States Steel Corporation. Mr. Ferrero was also an organizer and is a director of ebank.

         STEPHEN R. GROSS, age 52, has been one of our directors since September 1998. Mr. Gross is a co-founder of HLB Gross Collins, P.C., a full-service CPA firm in Atlanta, Georgia, and has been a member of that firm since 1979. Mr. Gross also serves as a director of the Concert Investment Series Funds, a $7 billion family of mutual funds managed by Salomon Smith Barney, Inc.; Ikon Ventures, Inc., a public specialty chemical company based in London; and SuperCorp, Inc., a financial services company. Mr. Gross was also an organizer and is a director of ebank.

         G. WEBB HOWELL, age 47, who has been one of our directors since our formation in August 1997, is an agency field executive for State Farm Insurance in Marietta, Georgia. Mr. Howell has been with the State Farm organization since 1974. He was an organizer of Fayette County Bank and served as a director of that bank until December 1998. Mr. Howell was also an organizer and is a director of ebank.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         EXECUTIVE COMPENSATION. The following table shows the cash compensation we paid to the chief executive officer and president of each of ebank.com, Inc. and ebank for the years ended December 31, 1997, 1998, and 1999. We did not have any other executive officers who earned total annual compensation, including salary and bonus, in excess of $100,000 in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                                          Annual Compensation                 Compensation Awards
                                                                            Other annual    Number of Securities
Name and Principal Position         Year          Salary         Bonus      compensation     Underlying Options
---------------------------         ----          ------         -----      ------------     ------------------

Richard A. Parlontieri              1999      $   125,000     $ 15,000     $  13,095(1)            47,000
Chairman and Chief Executive        1998      $   125,000                  $
    Officer of ebank.com, Inc.      1997      $    41,664                  $

Louis J. Douglass, III              1999      $   110,000                  $  15,375(2)            22,000
President and Chief Executive       1998      $   110,000     $ 15,000     $
    Officer of ebank                1997      $     9,167                  $

(1)      Includes $11,000 in personal automobile expenses.
(2) Includes $7,200 in personal automobile expenses and $3,675 in athletic club dues.

         In July 2000, Mr. Parlontieri resigned as chairman and chief executive officer of ebank.com, Inc. Mr. James L. Box was hired as our new chief executive officer.

         EMPLOYMENT AGREEMENTS. In July 2000, we entered into an employment agreement with Mr. Box, which includes the following principal terms:

MR. JAMES L. BOX

o Serves as chief executive officer and chief operating officer of ebank.com, Inc., and chief financial officer of ebank;

o        Base salary of $125,000 in 2000, which may be increased periodically;

o Term of one year, which is extended automatically for additional one year periods upon written notice of either party;

o        Stock option to purchase 10,000 shares of common stock;

o Opportunity for additional incentive compensation based on criteria to be established by the compensation committee of the board of directors;

o        Participates in retirement, welfare, and other benefit programs;

o        Entitled to life and health insurance;

o        Receives reimbursement for travel and business expenses;

o During his employment with us and for two years following termination of his employment, Mr. Box may not (i) solicit any of our customers for the purpose of providing any competitive product or service, (ii) solicit or induce any of our employees for employment, or (iii) disclose any of our confidential information of ebank.com, Inc.; and

o Prohibits Mr. Box from disclosing any of our trade secrets during or after his employment.


         We also have entered into an employment agreement with Mr. Douglass, which includes the following principal terms:

LOUIS J. DOUGLASS, III

o        Serves as president and chief executive officer of ebank;

o Base salary of $125,000 in 2000, which may be increased periodically, plus yearly medical insurance premium;

o        Term of three years, commencing November 18, 1997;

o Opportunity for incentive compensation based on criteria to be established by our board of directors;

o        Participates in retirement, welfare, and other benefit programs;

o        Entitled to life and health insurance;

o        Receives reimbursement for travel and business expenses; and

o During his employment with us and for 12 months following termination of his employment, Mr. Douglass may not (i) be employed in the banking business as a director, officer at the vice president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within a ten mile radius of our offices,
         (ii) solicit major customers of the bank for the purpose of providing financial services, or (iii) solicit employees of the bank for employment.

OPTION GRANTS IN LAST FISCAL YEAR

         At the 1999 annual shareholders meeting, our shareholders approved the 1998 Stock Incentive Plan, under which the we may grant options to our officers, directors, and employees. The following table sets forth information concerning each grant of stock options to Mr. Parlontieri and Mr. Douglass during the year ended December 31, 1999.

                                                 PERCENT OF
                                 NUMBER OF      TOTAL OPTIONS
                                SECURITIES       GRANTED TO
                                UNDERLYING      DIRECTORS AND   EXERCISE OR
                                 OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION
                                GRANTED (#)     FISCAL YEAR     ($/SH)           DATE
                               ----------      --------------  ------------   ----------

Richard A. Parlontieri.......    12,000             9.2%         $ 10.00        2009

Richard A. Parlontieri.......    35,000            26.9%         $ 12.00        2009

Louis J. Douglass, III.......    12,000             9.2%         $ 10.00        2009

Louis J. Douglass, III.......    10,000             7.7%         $ 12.00        2009

Mr. Douglass' 12,000 share option grants vest equally over a three year period beginning September 1, 1998. Mr. Douglass' 10,000 share option grant vests 40% on September 1, 1999 and 30% on September 1, 2000 and 2001 respectively. Of the total 47,000 share option grants awarded to Mr. Parlontieri, 43,000 were unvested, and consequently terminated, when he resigned as chief executive officer. The remaining 4,000 vested option shares must be exercised within 90 days of Mr. Parlontieri's resignation, or they will terminate as well.

AGGREGATED OPTION EXERCISE AND YEAR-END OPTION VALUES

                                   Number of Unexercised Securities            Value of Unexercised In-the-Money
                              Underlying Options at Fiscal year End (#)        Options at Fiscal Year End ($)(1)
                             -------------------------------------------   -------------------------------------
Name                            Exercisable           Unexercisable            Exercisable          Unexercisable
----                            -----------           -------------            -----------          -------------
Richard A. Parlontieri              4,000                 43,000           $         0          $         0
Louis J. Douglass, III              8,000                 14,000           $         0          $         0


(1) Based on the trading price of our stock as of September 5, 2000 of $3.375, none of these options are considered to be in-the-money.

DIRECTOR COMPENSATION

         Neither the company nor the bank paid directors' fees during the last fiscal year. Our policy is to award options to purchase common stock to our directors for their service on the board of directors. In January 1999, we granted each of our directors options to acquire 12,000 shares of common stock at an exercise price of $10.00, which exceeded the fair market value of the common stock on the effective date of grant, January 25, 1999. Each of these options includes the following features:

      o  An exercise period of ten years;
      o A three-year vesting term, beginning September 1, 1998, the date the plan was adopted;
      o  Restrictions on transferability; and
      o A provision allowing the Office of Thrift Supervision to require the optionee to exercise or forfeit the option if ebank's capital falls below the regulatory minimum requirements.

         We expect to follow the policy of awarding options to our directors in the future. We do not currently pay cash fees or reimburse our directors for out-of-pocket expenses they incur in connection with their attendance at meetings.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information about the beneficial ownership of our outstanding common stock as of September 5, 2000 by:

o each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock;
o each director and each of our executive officers owning at least 1% of our common stock; and o our directors and executive officers as a group.

         The right to acquire column in the table reflects all shares of common stock that each individual has the right to acquire through the exercise of options within 60 days of September 5, 2000. Under SEC rules, options in the Right to Acquire column are deemed to be outstanding and to be beneficially owned by the person or group holding those options or warrants when computing the percentage ownership of that person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

                                                        SHARES SUBJECT TO
                                                            OPTIONS            SHARES BENEFICIALLY
                                           NUMBER OF      EXERCISABLE          OWNED AS A PERCENTAGE
NAME OF BENEFICIAL OWNER                  SHARES OWNED   WITHIN 60 DAYS        OF SHARES OUTSTANDING
------------------------                  ------------   ------------------ ---------------------



Gary M. Bremer..........................     29,500          30,857                 4.02%
Richard C. Carter ......................     12,778          30,857                 2.91%
Louis J. Douglass, III..................     13,778          37,857                 3.43%
Terry L. Ferrero .......................     17,778          30,857                 3.24%
Stephen R. Gross .......................     22,778          30,857                 3.58%
G. Webb Howell .........................     12,778          30,857                 2.91%
All directors and executive officers
as a group (7) persons*.................    109,390         192,142                18.15%
------------------


* Includes ownership by officers with less than 1% of the outstanding common stock who are not individually listed.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         MEMBERS OF THE BOARD OF DIRECTORS. Our board of directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. The current terms of the Class I directors will expire in 2002. The terms of the Class II directors expire in 2000. The terms of the Class III directors will expire in 2001.

         During the year ended December 31, 1999, the Board of Directors of the company held 12 meetings and the Board of Directors of ebank held 12 meetings. All of the directors of the company and ebank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

         COMMITTEES OF THE BOARD OF DIRECTORS. Our board has appointed a number of committees, including an audit committee and a compensation committee. The audit committee consists of Messrs. Gross and Howell. The audit committee is responsible for reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to our board of directors. In 1999, the board of directors performed the responsibilities of the audit committee, which did not have any meetings in 1999. We have not adopted an audit committee charter. Under

Rule 4200(a)(14) of the NASD's listing standards, all members of the audit committee are considered to be independent.

         Our compensation committee is responsible for establishing our compensation plans. This committee met three times in 1999. The committee's duties include the development with management of all benefit plans for our employees, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. The compensation committee is composed of Messrs. Bremer and Carter. We do not have a nominating committee or a committee serving a similar function.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. None of our executive officers has served:

o as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

o as a director of another entity which has had an executive officer who has served on our compensation committee; or

o as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         We enter into banking and other transactions in the ordinary course of business with our directors and officers and their family members and affiliates on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We believe that these transactions do not involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of their loan application. We follow a policy that all transactions we have with our directors, officers, and other affiliates must be on terms no less favorable to us than we could obtain from an unaffiliated third party and must be approved by a majority of our disinterested directors.

         One of our directors, Stephen R. Gross, is a principal of Fountainhead Solutions, which provided services in connection with the formation of our business plan. In 1999 we paid $94,434.82 and in 2000 we paid $5,906.25 for these services.

         On July 31, 2000, we entered into a loan agreement with The Bankers Bank for the aggregate principal amount of $2,500,000. The loan is guaranteed by each of our current directors, as well as Mr. Parlontieri. In consideration for their guarantees of this loan, we granted each of the guarantors a warrant to purchase 22,857 shares of our common stock for $3.00 per share, the closing price of our common stock on the date of grant. The warrants expire ten years from the date of grant.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the company, it appears that all such reports for these persons were filed in a timely fashion during 1999.

                              INDEPENDENT AUDITORS

         On August 22, 2000, we replaced the firm of BDO Seidman, LLP with Mauldin & Jenkins, LLC as our auditors effective as of that date. The decision to change accountants was approved by our audit committee.

         The reports of BDO Seidman on our financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         In connection with the audits of our financial statements for the fiscal year ended December 31, 1999 and in the subsequent interim period, there were no disagreements with BDO Seidman on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the matter in their report. During the fiscal year ended December 31, 1999 and in the subsequent interim period, there were no "reportable events" to describe as specified in Item 304(a)(1)(iv)(B) of Regulation S-B.

         A copy of the letter from BDO Seidman stating whether it agrees with the above statements dated August 24, 2000, is filed as Exhibit 16.1 to our Form 8-K filed on August 25, 2000.

         On August 22, 2000, we engaged Mauldin & Jenkins as our independent auditors for the fiscal year ending December 31, 2000. During our most recent fiscal year and the subsequent interim period preceding the engagement of Mauldin & Jenkins, we did not consult Mauldin & Jenkins on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

         Neither a representative from Mauldin & Jenkins nor a representative of BDO Seidman is expected to attend the annual meeting or be available to respond to questions.

        SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

         If you want us to consider including a proposal at our 2001 proxy statement, you must deliver a written copy of your proposal to our secretary at our principal executive offices no later than December 10, 2000. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in the proxy materials.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                                 EBANK.COM, INC.
                         TO BE HELD ON OCTOBER 16, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints James L. Box and Stephen R. Gross and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of ebank.com, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at 2410 Paces Ferry Road, Atlanta, Georgia 30339, at 4 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1 TO ELECT THREE CLASS II DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS FOR THREE-YEAR TERMS.

1.  PROPOSAL to elect the three Class II directors to serve for three year terms

                                 Gary M. Bremer
                                Richard C. Carter
                             Louis J. Douglass, III

      |_|  FOR all nominees                       |_|  WITHHOLD AUTHORITY
           listed (except as marked to                 to vote for all nominees
           the contrary)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).


                                       Dated:                            , 2000
                                             ----------------------------

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Signature of Shareholder(s)            Signature of Shareholder(s)

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Please print name clearly              Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.